Press Release: The Poker TV Network Inc.


The Poker TV Network Inc. Announces Merger Approval and New
Trading Symbol


LAS VEGAS--(BUSINESS WIRE)--Aug. 11, 2005--The Poker TV Network Inc. (Pink Sheets: PKTV - News), an innovator in poker television programming, announced today that it has received all necessary approvals for its previously announced merger. Concurrent with this merger and name change, the company's shares will now trade under the symbol PKTV.

About The Poker TV Network Inc.

The Poker TV Network is a development stage company engaged in the production, distribution and transmission of poker-related programming through various media outlets. The Poker TV Network plans on-air growth and market penetration through the acquisition of established cable or over-the-air television stations and production facilities, as well as programming to expand its library. PTN plans the eventual launch of a 24-hour, all-poker television channel. PTN also plans to acquire or develop a series of high stakes poker tournaments to be televised internationally over cable or network television channels.

The foregoing press release may include numerous forward-looking statements concerning the company's business and future prospects and other similar statements that do not concern matters of historical fact. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by The Poker TV Network Inc.) contains statements that are forward looking, such as statements relating to the expansion of PTN's production capabilities, brand licensing, the development of new television projects, business development activities, as well as statements regarding other capital spending, financing sources and the effects of competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of PTN. These risks and uncertainties include, but are not limited to, market conditions; successful product development and acceptance; as well as the risk of adverse regulatory actions, the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with PTN's television programming; and risks associated with future expansion into new or complementary businesses. The company's actual results may differ materially from current expectations. Readers are cautioned not to put undue reliance on forward-looking statements. The company disclaims any intent or obligation to publicly update these forward-looking statements, whether as a result of new information, future events or for any other reason.

For more information go to http://www.pokertvnetwork.net.



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Contact:
     The Poker TV Network Inc., Las Vegas
     Michael Grasso, 702-445-1393



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Source: The Poker TV Network Inc.